UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 16, 2008

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated October 16, 2008, regarding its financial results for the periods ended September 30, 2008, including consolidated financial statements for the periods ended September 30, 2008, is Attachment I of this Form 8-K. Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s third quarter earnings presentation on October 16, 2008, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachments I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 16, 2008

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2008 THIRD-QUARTER RESULTS

•	Diluted earnings of $2.05 per share, up 22 percent;
•	Net income of $2.8 billion, up 20 percent;
•	Total revenues of $25.3 billion, up 5 percent;
•	Global Technology Services revenues up 8 percent;
pre-tax income up 16 percent;
•	Global Business Services revenues up 7 percent;
pre-tax income up 39 percent;
•	Total services pre-tax margin at six-year high;
•	Services signings of $12.7 billion, down 4 percent;
short-term services signings up 13 percent;
•	Software revenues up 12 percent; pre-tax income up 19 percent;
•	System z mainframe revenues up 25 percent;
•	E/ME/A revenues up 10 percent; Asia Pacific up 6 percent;
Americas up 3 percent;
•	Revenues from growth markets up 13 percent.

ARMONK, N.Y., October 16, 2008 . . . IBM (NYSE: IBM) today announced third-quarter 2008 diluted earnings of $2.05 per share from continuing operations compared with diluted earnings of $1.68 per share in the third quarter of 2007, an increase of 22 percent.  Third-quarter income from continuing operations was $2.8 billion compared with $2.4 billion in the third quarter of 2007, an increase of 20 percent.  Total revenues for the third quarter of 2008 of $25.3 billion increased 5 percent (2 percent, adjusting for currency) from the third quarter of 2007.

“Our results demonstrate that the combination of a steady base of recurring revenue and profits, a range of products and services that deliver value to clients worldwide, and a strong and flexible financial foundation give IBM a competitive edge in good times and tough times,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.

“These strengths along with our strategy to manage for productivity in major markets and to invest for growth in emerging countries have enabled IBM to thrive despite an economic environment that no one could have predicted.  We remain confident in our full-year 2008 outlook.”

From a geographic perspective, the Americas’ third-quarter revenues were $10.5 billion, an increase of 3 percent as reported (2 percent, adjusting for currency) from the 2007 period.  Revenues from Europe/Middle East/Africa were $8.9 billion, up 10 percent (4 percent, adjusting for currency).  Asia-Pacific revenues increased 6 percent (1 percent, adjusting for currency) to $5.2 billion.  OEM revenues were $673 million, down 24 percent compared with the 2007 third quarter.  Revenues from the company’s growth markets organization increased 13 percent (10 percent, adjusting for currency) and represented 19 percent of geographic revenues.

Total Global Services revenues grew 8 percent (4 percent, adjusting for currency).  Global Technology Services segment revenues increased 8 percent (5 percent, adjusting for currency) to $9.9 billion, with strong growth in Integrated Technology Services.  Global Business Services segment revenues increased 7 percent (3 percent, adjusting for currency) to $4.9 billion.  IBM signed services contracts totaling $12.7 billion, at actual rates, a decrease of 4 percent ($11.1 billion, adjusting for currency, down 5 percent).  Short-term signings increased 13 percent, at actual rates, to $6.1 billion (up 8 percent to $5.2 billion, adjusting for currency).  The company ended the third quarter with an estimated services backlog, including Strategic Outsourcing, Business Transformation Outsourcing, Integrated Technology Services, Global Business Services and Maintenance, of $114 billion, adjusting for currency.

Revenues from the Systems and Technology segment totaled $4.4 billion for the quarter, down 10 percent (11 percent, adjusting for currency).  Systems revenues decreased 7 percent (8 percent, adjusting for currency).  Revenues from System z mainframe server products increased 25 percent compared with the year-ago period, with double-digit growth in all geographies.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), increased 49 percent.  Revenues from the converged System p server products increased 7 percent compared with the 2007 period.  Revenues from the System x servers decreased 18 percent, and revenues from the System i servers decreased 82 percent.  Revenues from System Storage decreased 3 percent, and revenues from Retail Store Solutions decreased 24 percent.  Revenues from Microelectronics OEM decreased 27 percent.

Revenues from the Software segment were $5.2 billion, an increase of 12 percent (8 percent, adjusting for currency) compared with the third quarter of 2007.  Revenues from IBM’s total middleware products, which primarily include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $4.1 billion, up 12 percent versus the third quarter of 2007.  Operating systems revenues of $594 million increased 5 percent compared with the prior-year quarter.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 4 percent.  Revenues for Information Management software, which enables clients to leverage information on demand, increased 26 percent.  Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, increased 2 percent, and revenues for Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, increased 10 percent year over year.  Revenues from Rational software, integrated tools to improve the processes of software development, increased 23 percent compared with the year-ago quarter.

Global Financing segment revenues increased 2 percent (down 1 percent, adjusting for currency) in the third quarter to $633 million.  Financing revenues increased 6 percent.

The company’s total gross profit margin was 43.3 percent in the 2008 third quarter compared with 41.3 percent in the 2007 period, led by strong performance in both services segments and software.

Total expense and other income increased 6 percent to $7.1 billion compared with the prior-year period.  Adjusting for currency and estimated acquisitions performance, total expense and other income decreased 4 percent year over year.  SG&A expense increased 6 percent to $5.6 billion.  RD&E expense increased 4 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $267 million compared with $270 million a year ago.  Other (income) and expense was income of $51 million, down from $95 million.  Interest expense decreased to $159 million compared with $193 million.

IBM’s effective tax rate in the third-quarter 2008 was 27.5 percent compared with 28.0 percent in the third quarter of 2007.

Shares repurchased in the third quarter were approximately $2.7 billion on a cash-paid basis.  The weighted-average number of diluted common shares outstanding in the third-quarter 2008 was 1.38 billion compared with 1.41 billion shares in the same period of 2007.  As of September 30, 2008, there were 1.34 billion basic common shares outstanding.

Debt, including Global Financing, totaled $34.4 billion, compared with $35.3 billion at year-end 2007.  From a management segment view, Global Financing debt totaled $24.5 billion at September 30, 2008 and at year-end 2007, resulting in a debt-to-equity ratio of 7.1 to 1.  Non-global financing debt totaled $9.9 billion, a decrease of $0.8 billion since year-end 2007, resulting in a debt-to-capitalization ratio of 29.1 percent from 30.0 percent at year-end 2007.  The cash balance was $9.8 billion at the end of the third quarter.

Year-To-Date 2008 Results

Income from continuing operations for the nine months ended September 30, 2008 was $7.9 billion compared with $6.5 billion in the year-ago period, an increase of 22 percent.

Diluted earnings per share from continuing operations were $5.68 compared with $4.42 per diluted share for the 2007 period, an increase of 29 percent.  Revenues from continuing operations for the nine-month period totaled $76.6 billion, an increase of 10 percent (4 percent, adjusting for currency) compared with $69.9 billion for the nine months of 2007.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the company’s failure to continue to develop and market new and innovative products and services and to keep pace with technological change; competitive pressures; failure to obtain or protect intellectual property rights; breaches of the company’s data security measures; changes in the economic environment and corporate IT spending budgets; fluctuations in revenues and purchases, and volatility of stock prices; the company’s ability to attract and retain key personnel and its reliance on critical skills; adverse affects from tax matters; environmental matters; currency fluctuations and customer financing risks; customer credit risk on receivables; risks from investing in growth opportunities; the company’s failure to maintain the adequacy of its internal controls; the company’s use of certain estimates and assumptions; dependence on certain suppliers; changes in the financial or business condition of the company’s distributors or resellers; the company’s ability to successfully manage acquisitions and alliances; failure to have sufficient insurance; legal, political, health and economic conditions; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results –

•                 adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the third-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/3q08.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
			Percent			Percent
	2008	2007	Change	2008	2007	Change

REVENUE

Global Technology Services	$9,864	$9,093	8.5%	$29,640	$26,106	13.5%
Gross margin	32.7%	30.6%		31.9%	29.9%

Global Business Services	4,900	4,586	6.8%	14,918	13,108	13.8%
Gross margin	27.4%	22.9%		26.1%	23.7%

Systems and Technology	4,431	4,898	-9.5%	13,862	14,520	-4.5%
Gross margin	36.2%	38.5%		37.3%	36.9%

Software	5,249	4,694	11.8%	15,670	13,723	14.2%
Gross margin	84.7%	84.2%		84.4%	84.3%

Global Financing	633	623	1.7%	1,900	1,834	3.6%
Gross margin	49.1%	44.6%		51.8%	47.2%

Other	224	225	-0.4%	633	630	0.6%
Gross margin	15.7%	2.7%		0.6%	11.2%

TOTAL REVENUE	25,302	24,119	4.9%	76,623	69,920	9.6%

GROSS PROFIT	10,959	9,956	10.1%	32,725	28,760	13.8%
Gross margin	43.3%	41.3%		42.7%	41.1%

EXPENSE AND OTHER INCOME

S,G&A	5,644	5,324	6.0%	17,553	16,044	9.4%
% of revenue	22.3%	22.1%		22.9%	22.9%

R,D&E	1,579	1,524	3.6%	4,809	4,568	5.3%
% of revenue	6.2%	6.3%		6.3%	6.5%

Intellectual property and custom development income	(267)	(270)	-1.3%	(825)	(721)	14.4%
Other (income) and expense	(51)	(95)	-46.0%	(201)	(528)	-61.9%
Interest expense	159	193	-17.7%	482	396	21.6%

TOTAL EXPENSE AND OTHER INCOME	7,064	6,676	5.8%	21,818	19,759	10.4%
% of revenue	27.9%	27.7%		28.5%	28.3%

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
			Percent			Percent
	2008	2007	Change	2008	2007	Change

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,895	3,280	18.7%	10,907	9,001	21.2%
Pre-tax margin	15.4%	13.6%		14.2%	12.9%

Provision for income taxes	1,071	918	16.6%	2,999	2,534	18.4%
Effective tax rate	27.5%	28.0%		27.5%	28.2%

INCOME FROM CONTINUING OPERATIONS	$2,824	$2,362	19.6%	$7,907	$6,467	22.3%
Net margin	11.2%	9.8%		10.3%	9.2%

DISCONTINUED OPERATIONS
Loss from discontinued operations	—	(1)		—	(1)

NET INCOME	$2,824	$2,361	19.6%	$7,907	$6,466	22.3%

EARNINGS/(LOSS)PER SHARE OF COMMON STOCK:

ASSUMING DILUTION CONTINUING OPERATIONS	$2.05	$1.68	22.0%	$5.68	$4.42	28.5%
DISCONTINUED OPERATIONS	—	(0.00)		—	(0.00)
TOTAL	$2.05	$1.68	22.0%	$5.68	$4.42	28.5%

BASIC
CONTINUING OPERATIONS	$2.09	$1.72	21.5%	$5.79	$4.50	28.7%
DISCONTINUED OPERATIONS	—	(0.00)		—	(0.00)
TOTAL	$2.09	$1.72	21.5%	$5.79	$4.50	28.7%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,379.1	1,405.8		1,393.1	1,463.1
BASIC	1,350.7	1,371.4		1,366.7	1,436.0

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	September 30,	December 31,	Percent
(Dollars in millions)	2008	2007	Change

ASSETS
Cash, cash equivalents, and marketable securities	$9,755	$16,146	-39.6%
Receivables - net, inventories, prepaid expenses	34,432	37,031	-7.0%
Plant, rental machines, and other property - net	14,659	15,081	-2.8%
Investments and other assets	57,064	52,172	9.4%

TOTAL ASSETS	$115,910	$120,431	-3.8%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$16,181	$12,235	32.2%
Long-term debt	18,232	23,039	-20.9%
Total debt	34,413	35,274	-2.4%

Accounts payable, taxes, and accruals	28,571	32,076	-10.9%
Other liabilities	25,407	24,612	3.2%
TOTAL LIABILITIES	88,391	91,962	-3.9%
STOCKHOLDERS’ EQUITY	27,519	28,470	-3.3%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$115,910	$120,431	-3.8%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD-QUARTER 2008
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$9,864	$384	$10,248	$1,189	11.6%
Y-T-Y Change	8.5%	-5.8%	7.9%	15.6%

Global Business Services	4,900	259	5,160	724	14.0%
Y-T-Y Change	6.8%	-6.0%	6.1%	38.9%

Systems and Technology	4,431	223	4,654	283	6.1%
Y-T-Y Change	-9.5%	-5.6%	-9.4%	-21.7%

Software	5,249	655	5,904	1,527	25.9%
Y-T-Y Change	11.8%	14.8%	12.1%	19.0%

Global Financing	633	456	1,090	349	32.0%
Y-T-Y Change	1.7%	31.3%	12.3%	3.2%

TOTAL REPORTABLE SEGMENTS	25,077	1,978	27,055	4,072	15.1%
Y-T-Y Change	5.0%	7.6%	5.1%	15.3%

Eliminations / Other	224	(1,978)	(1,753)	(177)

TOTAL IBM CONSOLIDATED	$25,302	$0	$25,302	$3,895	15.4%
Y-T-Y Change	4.9%		4.9%	18.7%

	THIRD-QUARTER 2007
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$9,093	$408	$9,501	$1,028	10.8%

Global Business Services	4,586	276	4,862	521	10.7%

Systems and Technology	4,898	236	5,134	361	7.0%

Software	4,694	571	5,265	1,283	24.4%

Global Financing	623	348	970	339	34.9%

TOTAL REPORTABLE SEGMENTS	23,894	1,838	25,732	3,532	13.7%

Eliminations / Other	225	(1,838)	(1,613)	(252)

TOTAL IBM CONSOLIDATED	$24,119	$0	$24,119	$3,280	13.6%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE-MONTHS 2008
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$29,640	$1,162	$30,803	$3,171	10.3%
Y-T-Y Change	13.5%	-6.4%	12.6%	27.0%

Global Business Services	14,918	776	15,694	1,940	12.4%
Y-T-Y Change	13.8%	-14.3%	12.0%	31.4%

Systems and Technology	13,862	633	14,495	829	5.7%
Y-T-Y Change	-4.5%	-16.6%	-5.1%	5.0%

Software	15,670	2,041	17,711	4,286	24.2%
Y-T-Y Change	14.2%	19.8%	14.8%	20.1%

Global Financing	1,900	1,367	3,267	1,165	35.7%
Y-T-Y Change	3.6%	31.8%	13.8%	11.6%

TOTAL REPORTABLE SEGMENTS	75,990	5,980	81,970	11,391	13.9%
Y-T-Y Change	9.7%	5.9%	9.4%	21.5%

Eliminations / Other	633	(5,980)	(5,347)	(484)

TOTAL IBM CONSOLIDATED	$76,623	$0	$76,623	$10,907	14.2%
Y-T-Y Change	9.6%		9.6%	21.2%

	NINE-MONTHS 2007
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$26,106	$1,243	$27,348	$2,497	9.1%

Global Business Services	13,108	906	14,014	1,477	10.5%

Systems and Technology	14,520	758	15,279	789	5.2%

Software	13,723	1,704	15,427	3,569	23.1%

Global Financing	1,834	1,037	2,871	1,045	36.4%

TOTAL REPORTABLE SEGMENTS	69,291	5,648	74,939	9,376	12.5%

Eliminations / Other	630	(5,648)	(5,018)	(375)

TOTAL IBM CONSOLIDATED	$69,920	$0	$69,920	$9,001	12.9%

Contact:	IBM
John Bukovinsky, 732/618-3531
jbuko@us.ibm.com

Michael Fay, 914/499-6435
mikefay@us.ibm.com

ATTACHMENT II

www.ibm.com/investor R 3Q 2008 Earnings Presentation October 16, 2008

2 www.ibm.com/investor Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together.

3 www.ibm.com/investor 3Q 2008 Summary Aligning investments to growth opportunities • Growth markets – Double-digit revenue growth • Major markets – Productivity initiatives Annuity base provides steady source of profit and cash Continue game plan into 4th quarter Expect EPS of at least $8.75 for 2008  +22% EPS +19% Pre-tax profit +5% Revenue

4 www.ibm.com/investor 3Q 2008 Financial Summary 22% $2.05 EPS 2% 1,379.1 Shares (Diluted) (M) 20% $2.8 Net Income 0.5 pts 27.5% Tax Rate 19% $3.9 Pre-Tax Income (6%) $7.1 Expense 2.0 pts 43.3% GP % 2% @CC 5% $25.3 Revenue B/(W) Yr/Yr 3Q08 $ in Billions, except EPS Solid profit performance

5 www.ibm.com/investor Revenue by Geography 1% 5% Major Markets 10% 13% Growth Markets 12% 19% BRIC Countries 4% 10% 8.9 Europe/ME/A 3% 6% $24.6 Total Geographies 2% 5% $25.3 IBM 3Q08 1% 6% 5.2 Asia Pacific 2% 3% $10.5 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +7% @CC OEM (25%) @CC U.S. +1% EMEA Canada/LA Japan -5% @CC Led by growth markets

6 www.ibm.com/investor 2% 5% $25.3 Total IBM 2% 5% 4.7 Small / Medium Business 3Q08 3% 6% $24.7 All Sectors 2% 4% 2.5 Communications 0% 3% 2.4 Distribution (2%) 2% 3.0 Industrial 6% 9% 4.0 Public 2% 7% $7.0 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions SMB Comms Distribution Industrial Public Financial - Rest of World Fin’l - U.S.

7 www.ibm.com/investor Financial Services Perspective Rest of IBM Rest of World Financial U.S. Financial 3Q Total Receivables Financial institutions identified in The NY Times article * Rest of IBM 3Q YTD Revenue * Source: The New York Times, October 1, 2008 Includes AIG, Alliance & Leicester, Bear Stearns, Bradford & Bingley, Countrywide Financial, Dexia, Dusseldorfer Hypothekenbank, Fannie Mae, Fortis, Freddie Mac, Glitnir, HBOS, Hypo Real Estate, IKB Deutsche Industriebank, IndyMac Bancorp, Lehman Brothers, Merrill Lynch, Northern Rock, Roskilde Bank, Wachovia and Washington Mutual (see slide 25 of this presentation for additional information)

8 www.ibm.com/investor Revenue by Segment 3Q08 2% 5% $25.3 Total IBM 2% 5% $25.1 Total Segments (1%) 2% 0.6 Global Financing 8% 12% 5.2 Software (11%) (10%) 4.4 Systems & Technology 3% 7% 4.9 Global Business Services 5% 8% $9.9 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Global Technology Services Global Business Services Systems & Technology Software Global Financing Annuity businesses provide solid revenue base

9 www.ibm.com/investor Expense Summary 4 pts 4 pts 2 pts Ops (5 pts) (4 pts) (6%) $7.1 Total Expense & Other Income 18% 0.2 Interest Expense (46%) (0.1) Other (Income)/Expense (1%) (0.3) IP and Development Income (6 pts) (1 pts) (4%) 1.6 RD&E (5 pts) (3 pts) (6%) $5.6 SG&A Acq.* Currency B/(W) Yr/Yr 3Q08 * Includes Acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers Aligning investments with growth opportunities SG&A Ops: Growth Markets grew 15% yr/yr, Rest of World improved 4% yr/yr 4% yr/yr

10 www.ibm.com/investor 1.8 pts 1.3 pts (2.8 pts) 1.5 pts (1.0 pts) 3.3 pts 0.8 pts B/(W) Yr/Yr Pts 15.4% 15.1% 32.0% 25.9% 6.1% 14.0% 11.6% 3Q08 3Q08 2.0 pts 43.3% Total IBM 1.9 pts 43.6% Total Segments 4.5 pts 49.1% Global Financing 0.5 pts 84.7% Software (2.4 pts) 36.2% Systems & Technology 4.5 pts 27.4% Global Business Services 2.1 pts 32.7% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment External Gross Profit Margins Total Pre-Tax Margins Ongoing cost and expense initiatives drive margin

11 www.ibm.com/investor @CC Rptd 3Q08 0.8 pts 11.6% PTI Margin 2.1 pts 32.7% Gross Margin (External) 5% 8% $9.9 Revenue (External) B/(W) Yr/Yr Services Segments Strategic Outsourcing 34% Global Business Services 33% Integrated Technology Services 16% Maint. 12% BTO 4% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Services PTI +23% yr/yr: GTS +16%, GBS +39% 3Q08 Revenues (% of Total Services) $ in Billions +8% Yr/Yr +7% Yr/Yr +14% Yr/Yr +6% Yr/Yr +11% Yr/Yr Yr/Yr 3Q08 Global Services Signings @ CC 8% $5.2 Total Short Term Signings (15%) 5.9 Total Long Term Signings (5%) $11.1 Total Signings @ CC (4%) $12.7 Total Signings @ Actual (16%) 6.6 Total Long Term Signings Yr/Yr 3Q08 Global Services Signings @ Act. 13% $6.1 Total Short Term Signings @CC Rptd 3Q08 3.3 pts 14.0 % PTI Margin 4.5 pts 27.4% Gross Margin (External) 3% 7% $4.9 Revenue (External) B/(W) Yr/Yr

12 www.ibm.com/investor Systems & Technology Segment @CC Rptd 3Q08 (1.0 pts) 6.1% PTI Margin (2.4 pts) 36.2% Gross Margin (External) (11%) (10%) $4.4 Revenue (External) B/(W) Yr/Yr $ in Billions 3Q08 Revenue (% of Total S&TG) Servers 65% Storage 19% Micro OEM 12% RSS High-end strength in challenging environment (82%) Legacy System i 7% Converged System p (7%) Total Systems (10%) Total Systems & Technology (27%) Microelectronics OEM (24%) Retail Store Solutions (3%) Storage (18%) System x Servers Yr/Yr 3Q08 Revenue 25% System z

13 www.ibm.com/investor Software Segment @CC Rptd 3Q08 1.5 pts 25.9% PTI Margin 0.5 pts 84.7% Gross Margin (External) 8% 12% $5.2 Revenue (External) B/(W) Yr/Yr 12% Total Software 12% Total Middleware 15% Key Branded Middleware 23% Rational 10% Lotus Yr/Yr 3Q08 Revenue 2% Tivoli 26% Information Management 4% WebSphere Family Recurring revenue and acquisitions, PTI +19% 3Q08 Revenue (% of Total Software) Key Branded Middleware 54% Operating Systems 11% Other Middleware 23% Other 11% $ in Billions

14 www.ibm.com/investor Cash Flow Analysis ($9.6) ($6.4) ($3.7) ($0.1) Change in Cash & Marketable Securities (0.4) (13.1) 8.5 (0.3) (0.2) (5.3) 1.3 0.0 1.2 0.0 $1.2 B/(W) Yr/Yr 6.3 (1.4) (9.8) (1.9) 0.1 (6.0) 6.4 (3.5) 9.9 2.3 $12.2 3Q08 YTD (1.1) 1.3 Other (includes GF A/R & GF Debt) 0.1 (0.1) Non-GF Debt (2.5) (2.7) Share Repurchases (0.1) (0.7) Dividends 0.0 0.0 Divestitures 0.4 (0.1) Acquisitions (0.5) 2.1 Free Cash Flow (excluding GF Receivables) 0.2 (1.1) Net Capital Expenditures B/(W) Yr/Yr 3Q08 (0.7) 3.3 Net Cash from Operations (excluding GF Receivables) (0.1) 0.5 Less: Global Financing Receivables ($0.7) $3.7 Net Cash from Operations $ in Billions

15 www.ibm.com/investor 7.1 30% 28.5 92.0 35.3 24.5 10.7 56.7 120.4 36.8 67.5 $16.1 Dec. 07 27.5 20.5 Equity 88.4 88.1 Total Liabilities 34.4 35.3 Total Debt 24.5 23.8 Global Financing Debt 9.9 11.5 Non-GF Debt 7.1 6.8 Global Financing Leverage 29% 54.0 115.9 32.8 73.4 $9.8 Sept. 08 40% Non-GF Debt / Capital 52.7 Other Liabilities 108.6 Total Assets Sept. 07 32.4 Global Financing Assets* 62.4 Non-GF Assets* $13.8 Cash & Marketable Securities Balance Sheet Summary $ in Billions *Excluding Cash & Marketable Securities

16 www.ibm.com/investor 33% 27% 21% 11% 7% 1% 0% 5% 10% 15% 20% 25% 30% 35% Aaa-A3 Baa1- Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-C Global Financing Global Financing 97% of Portfolio in Core Competency of Technology Financing No Exposure to Consumers or Mortgage Lending No Securitization of Receivables Global Financing as % of IBM External Portfolio Credit Quality What differentiates IBM Global Financing? 21% 9% 3% % of IBM 24.2 External Receivables 0.3 Segment Pre-tax Income 0.6 External Revenue 3Q08 $ in Billions $76M $95M Commercial A/R > 30 Days 4.8 4.6 Client Days Delinquent Outstanding 1.8% 1.4% Reserve Coverage 0.5% 0.3% Anticipated Loss Rate 1.3% 1.1% Identified Loss Rate 3Q08 3Q07 Investment Grade 60% Non-Investment Grade 40%

17 www.ibm.com/investor 3Q 2008 EPS Bridge 3Q07 EPS $2.05 $1.68 $0.27 $0.08 $0.01 Revenue Growth 5% as rptd. Gross Margin Expansion Expense Growth Share Repurchase s 3Q08 EPS 22% Yr/Yr Tax Rate Includes +$0.09 from Yr/Yr Pension Savings Includes +$0.05 from Yr/Yr Pension Savings $0.04 ($0.03) Delivered $0.25 EPS growth from operations, excluding acquisitions and pension

18 www.ibm.com/investor Well-Positioned in Current Environment Expect EPS of at least $8.75 for 2008 $4.5B commercial paper balance @ 9/30 $20B available liquidity • $9.8B cash balance @ 9/30 • $10B global credit facility backstop Raised additional $4B of term debt in October Investment grade rating • Long-term: A1/A+/A+ • Short-term: A1/P1/F1 Liquidity Offerings that deliver client value in current environment Strong performance in growth markets Ongoing initiatives to drive structural improvement and improve balance point Solid annuity base drives profit and cash Financial flexibility to take advantage of strategic opportunities Operational Characteristics

19 www.ibm.com/investor

20 www.ibm.com/investor Supplemental Materials Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Currency – Year/Year Comparison Cash Flow (FAS 95) The New York Times Article Non-GAAP Supplementary Materials • Constant Currency • Cash Flow • Reconciliation of Asia Pacific Revenue Growth • Reconciliation of Revenue Growth in Selected Countries • Reconciliation of Revenue Growth in Selected Markets • Reconciliation of Revenue Growth in Services Segment • Reconciliation of Revenue Growth of Original Equipment Manufacturer (OEM) Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

21 www.ibm.com/investor Supplemental Segment Information – 3Q 2008 @CC Yr/Yr Global Services 3% 7% Global Business Services 5% 8% Global Technology Services 2% 6% Maintenance Revenue Growth 8% 11% Integrated Tech Services 15% 14% Business Transformation Outsourcing 4% 8% Strategic Outsourcing (14%) 4.6 GTS Long-Term (16%) 4.1 SO 15% 0.4 BTO Signings ($B) (18%) 1.3 GBS Long-Term 14% 2.1 GTS Short-Term 5% 3.2 GBS Short-Term (5%) $11.1 Global Services Signings @ CC 14% 0.5 BTO (19%) 4.7 SO (17%) 5.1 GTS Long-Term (16%) 1.4 GBS Long-Term Yr/Yr 3Q08 Global Services 19% 2.4 GTS Short-Term 10% 3.7 GBS Short-Term (4%) $12.7 Global Services Signings @ Actual

22 www.ibm.com/investor Supplemental Segment Information – 3Q 2008 (82%) (82%) Legacy System i Share GP % @CC Yr/Yr Systems & Technology Group (11%) (27%) (8%) (26%) (5%) (20%) 6% 22% (10%) Total Systems & Technology (27%) Microelectronics OEM (7%) Total Systems (24%) Retail Store Solutions (3%) System Storage (18%) System x Servers Revenue 7% Converged System p 25% System z Revenue 8% 12% Total Software 12% 17% Other Software/Services 1% 5% Operating Systems 8% 12% Total Middleware 2% 6% Other Middleware 11% 15% Key Branded Middleware 20% 23% Rational 6% 10% Lotus @CC Yr/Yr Software (1%) 2% Tivoli 22% 26% Information Management 0% 4% WebSphere Family

23 www.ibm.com/investor Currency – Year/Year Comparison -4 pts 11% -17% -6% 4Q08 105 0.51 0.64 2Q08 7 pts 13% -1% 14% Yr/Yr 5% $25.3 3 pts 0.8 2% $24.5 Yr/Yr US$B 101 0.57 0.73 10/15 Spot 3 pts 9% -7% 8% Yr/Yr 108 0.53 0.67 3Q08 7 pts 12% 1% 13% Yr/Yr 1Q08 IBM Revenue Impact 105 Yen 0.51 Pound 0.67 Euro Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows to mitigate the effect of currency volatility in the year-over-year results. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. @ 10/15 Spot Quarterly Averages per US $ Revenue As Reported Currency Impact Revenue @CC

24 www.ibm.com/investor Cash Flow (FAS 95) ($5.2) (0.1) (9.0) 3.7 (9.8) (1.9) (0.9) (8.4) 1.0 (6.0) 0.1 (3.5) 12.2 2.3 (2.6) 0.5 4.1 $7.9 3Q08 YTD $1.3 0.2 (4.1) 3.4 (18.4) (1.6) 12.4 (5.8) (1.8) (0.7) 0.3 (3.5) 10.9 2.2 (2.2) 0.5 3.9 $6.5 3Q07 YTD $2.3 0.1 0.9 1.5 (0.2) (0.5) 0.1 (3.2) (1.4) (0.5) 0.0 (1.3) 4.5 0.6 0.0 0.2 1.3 $2.4 3Q07 $0.1 (0.2) (1.9) 1.0 (2.7) (0.7) 0.5 (1.5) (0.3) (0.1) 0.0 (1.1) 3.7 0.5 (1.1) 0.2 1.4 $2.8 3Q08 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions

25 www.ibm.com/investor The New York Times Article

26 www.ibm.com/investor Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company’s business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

27 www.ibm.com/investor Non-GAAP Supplementary Materials Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders.

28 www.ibm.com/investor Non-GAAP Supplementary Materials Reconciliation of Asia Pacific Revenue Growth @CC As Rptd 7% (5%) 8% 4% Asia Pacific Revenue, other than Japan Japan Revenue 3Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures.

29 www.ibm.com/investor Reconciliation of Revenue Growth in Selected Countries @CC As Rptd 2% 2% 2% 3% 12% 11% 12% (4%) Germany France Italy United Kingdom 3Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials

30 www.ibm.com/investor Non-GAAP Supplementary Materials Reconciliation of Revenue Growth in Selected Markets 33% 39% Growth markets @CC As Rptd 12% 14% Growth markets, excluding China 3Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Key Industry Sales Unit” and

“Revenue by Geography” discussion regarding revenue growth in certain markets in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures.

31 www.ibm.com/investor Non-GAAP Supplementary Materials Reconciliation of Revenue Growth in Services Segment @CC As Rptd (13%) 8% (6%) 11% Japan & Australia, Global Business Services Global Business Services, excluding Japan & Australia 3Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Services Segments” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures.

32 www.ibm.com/investor Non-GAAP Supplementary Materials Reconciliation of Revenue of Original Equipment Manufacturer (OEM) @CC As Rptd (25%) (24%) Revenue from Original Equipment Manufacturer (OEM) 3Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures.

33 www.ibm.com/investor